Press Release

CECO ENVIRONMENTAL TO ACQUIRE PROFIRE ENERGY FOR $125 MILLION
Advances CECO’s Position as the Leading Environmental Solutions Provider in Industrial Markets

•Expands CECO’s leadership position in niche energy and industrial markets with expanded environmental solutions for mission critical applications
•Provides cost synergies and enhances Profire’s strategic growth by utilizing CECO’s established international operations and customer relationships
•CECO to host its Quarterly Earnings call today at 8:30 a.m. ET including further commentary regarding the transaction

DALLAS, TX and LINDON, UT (Oct. 29, 2024) -- CECO Environmental Corp. (Nasdaq: CECO) (“CECO”), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment and industrial equipment, and Profire Energy, Inc. (NASDAQ: PFIE) (“Profire”), a technology company providing solutions that enhance the efficiency, safety, and reliability of industrial combustion appliances, today announced a definitive agreement where CECO will acquire Profire, in an all-cash transaction.

Profire is a leader in burner management technology and combustion control systems that provide mission-critical combustion automation and control solutions and services to improve environmental efficiency, safety and reliability for industrial thermal applications globally. Profire estimates its 2024 sales to be greater than $60 million with adjusted EBITDA margins of approximately 20 percent.

“I am excited to announce the acquisition of Profire and we look forward to welcoming their tremendous organization to our portfolio of leading solution companies,” said Todd Gleason, CECO’s Chief Executive Officer. “With an installed base approaching 100,000 burner management systems and a growing industrial market product offering, we look forward to accelerating their global market expansion and introducing their high-efficiency solutions to more customers in industrial air and water. We are also confident that the increased scale and combined corporate organizations will generate meaningful efficiencies and synergies. The addition of Profire is another important step in our ongoing execution of programmatic M&A and we expect it will further advance our position as the leading environmental solutions provider in industrial markets.”

“We are extremely pleased to announce this transaction with CECO which is a testament to the value that has been created for Profire employees, customers and shareholders,” said Cameron Tidball and Ryan Oviatt, co-CEOs of Profire. “The combination of our well-established leadership in niche energy and industrial mission critical applications with CECO’s proven track record of acquiring and investing in companies to enhance their growth and create scale will unlock even more value for all constituents.”

Transaction Details and Timing
Under the terms of the agreement, a subsidiary of CECO (“Merger Sub”) will commence a tender offer to acquire all issued and outstanding shares of Profire common stock at a price of $2.55 per share, in cash, without interest and subject to applicable withholding tax.  The tender offer will initially remain open for 20 business days from the date of commencement of the tender offer, subject to extension under certain circumstances. The transaction, which has been unanimously approved by Profire’s Board of Directors, implies an equity value of approximately $125 million and a total enterprise value for Profire of approximately $108 million.
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The tender offer is subject to customary closing conditions, including that at least a majority of the outstanding shares of Profire’s common stock are tendered and not withdrawn in the tender offer and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The price represents a 46.5% premium over Profire’s closing share price of $1.74 on October 25, 2024 and a premium of 60.3% to Profire’s 30-day volume weighted average share price on October 25, 2024.
Following a successful completion of the tender offer, including the satisfaction of certain customary conditions, CECO will acquire all remaining untendered shares of Profire common stock at the same price of $2.55 per share in cash through a merger of Merger Sub with Profire, with Profire continuing as the surviving corporation.

Upon completion of the transaction, Profire will become a wholly-owned subsidiary of CECO and shares of Profire’s common stock will no longer be listed on any public market. The parties anticipate that the combination will be completed in the first quarter of 2025.

Advisors
Stephens Inc. is serving as financial advisor and Mayer Brown LLP is serving as legal counsel to Profire.
CECO Environmental Corp. is being advised by Foley & Lardner LLP (Legal), and KPMG (tax).

ABOUT CECO ENVIRONMENTAL
CECO Environmental is a leading environmentally focused, diversified industrial company, serving a broad landscape of industrial air, industrial water, and energy transition markets across the globe through its key business segments: Engineered Systems and Industrial Process Solutions. Providing innovative technology and application expertise, CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. In regions around the world, CECO works to improve air quality, optimize the energy value chain, and provide custom solutions for applications including power generation, petrochemical processing, general industrial, refining, midstream oil and gas, electric vehicle production, polysilicon fabrication, battery recycling, beverage can, and water/wastewater treatment along with a wide range of other applications. CECO is listed on Nasdaq under the ticker symbol "CECO." Incorporated in 1966, CECO’s global headquarters is in Dallas, Texas. For more information, please visit www.cecoenviro.com.

ABOUT PROFIRE ENERGY, INC.
Profire Energy is a technology company providing solutions that enhance the efficiency, safety, and reliability of industrial combustion appliances while mitigating potential environmental impacts related to the operation of these devices. It is primarily focused in the upstream, midstream, and downstream transmission segments of the oil and gas industry. However, in recent years, Profire has completed many installations of burner-management solutions in other industries that will be applicable to expand the addressable market over time. Profire specializes in the engineering and design of burner and combustion management systems and solutions used on a variety of natural and forced draft applications. Its products and services are sold primarily throughout North America. It has an experienced team of sales and service professionals that are strategically positioned across the United States and Canada. Profire has offices in Lindon, Utah; Victoria, Texas; Midland-Odessa, Texas; Homer, Pennsylvania; Greeley, Colorado; Millersburg, Ohio; and Acheson, Alberta, Canada. For additional information, visit www.profireenergy.com.

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SAFE HARBOR STATEMENT
Any statements contained in this Press Release, other than statements of historical fact, including statements about management's beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management's views and assumptions regarding future events and business performance and include, but are not limited to, statements regarding CECO's full year 2024 outlook, statements about CECO's expectations regarding the integration of Profire Energy, Inc., into CECO; the benefits of the acquisition of Profire Energy, Inc., and the expectations regarding the transaction's impact on CECO's strategic growth plan. We use words such as "believe," "expect," "anticipate," "intends," "estimate," "forecast," "project," "will," "plan," "should" and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties that could cause actual results to differ materially include risks regarding the parties’ ability to complete the proposed transactions in the anticipated timeframe or at all, the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties, the effect of the announcement or pendency of the proposed transaction on business relationships, operating results, and business generally, disruption of current plans and operations and potential difficulties in employee retention as a result of the proposed transaction, diversion of management’s attention from ongoing business operations, the outcome of any legal proceedings that may be instituted related to the proposed transaction, the amount of the costs, fees, expenses and other charges related to the proposed transaction, for CECO the risk that competing offers or acquisition proposals will be made, the achievement of the anticipated benefits of the acquisition, the ability of Profire to achieve its 2024 earnings guidance, CECO’s ability to successfully integrate acquired businesses and realize the synergies from acquisitions, as well as a number of factors related to our business, including the sensitivity of CECO’s business to economic and financial market conditions generally and economic conditions in our service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation as a result of on-going or worsening supply chain challenges; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges, and rising energy costs; inflationary pressures relating to rising raw material costs and the cost of labor; the substantial amount of debt incurred in connection with our strategic transactions and CECO’s ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; CECO’s ability to repurchase shares of its common stock and the amounts and timing of repurchases, if any; CECO’s ability to successfully realize the expected benefits of its restructuring program; CECO’s ability to successfully integrate acquired businesses and realize the synergies from strategic transactions; the unpredictability and severity of catastrophic events, including cyber security threats, acts of terrorism or outbreak of war or hostilities or public health crises, as well as management's response to any of the aforementioned factors; and CECO’s ability to remediate its material weakness, or any other material weakness that we may identify in the future that could result in material misstatements in CECO’s financial statements. Additional risks and uncertainties are discussed under "Part I – Item 1A. Risk Factors" of CECO's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and may be included in subsequently filed Quarterly Reports on Form 10-Q. Many of these risks are beyond management's ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, each of CECO and PFIE undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Transaction and Where to Find It

The tender offer has not yet commenced. This communication is neither an offer to buy nor a solicitation of an offer to sell any securities of Profire Energy, Inc., nor is it a recommendation by Profire Energy, Inc., its management or board of directors that any investors sell or otherwise tender any securities of Profire Energy, Inc. in connection with the transactions described elsewhere in this communication. The solicitation and the offer to buy shares of Profire Energy, Inc.’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that a subsidiary of CECO Environmental Corp. intends to file with the SEC. In addition, Profire Energy, Inc. will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors will be able to obtain the tender statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of Profire Energy, Inc. on Schedule 14D-9 and related materials filed with the SEC with respect to the tender offer and the merger, free of charge at the website of the SEC at www.sec.gov or from the information agent named in the tender offer materials. Investors are advised to read these documents when they become available, including the Solicitation/Recommendation Statement of Profire Energy, Inc. and any amendments thereto, as well as any other documents relating to the tender offer and the merger that are filed with the SEC, carefully and in their entirety prior to making any decisions with respect to whether to tender their shares in the tender offer because such documents contain important information, including the terms and conditions of the tender offer.

CECO Company Contact:
Peter Johansson
Chief Financial and Strategy Officer
888-990-6670

PFIE Company Contact:
Ryan Oviatt
Co-CEO & CFO
(801) 796-5127

Investor Relations Contact:
Steven Hooser
Three Part Advisors
214-872-2710
Investor.Relations@OneCECO.com